UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 25, 2014

SOUTHERN MISSOURI BANCORP, INC.
(Exact name of Registrant as specified in its Charter)

Missouri	000-23406	43-1665523
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

531 Vine Street, Poplar Bluff, Missouri	63901
(Address of principal executive offices)	(Zip Code)

       Registrant's telephone number, including area code:    (573) 778-1800

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On February 25, 2014, Southern Missouri Bancorp, Inc. (“Southern”), the parent corporation of Southern Bank, entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with Peoples Service Company (“Peoples”), which is the 80% owner of Peoples Banking Company ("PBC"), which is the 100% owner of Peoples Bank of the Ozarks.  The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Peoples will merge with and into  Southern (the “Merger”), with Southern as the surviving corporation in the Merger.  As a result of the Merger, Peoples Bank of the Ozarks will become a wholly owned subsidiary of Southern.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”) Peoples Service Company shareholders will be entitled to receive 0.3289 shares of  Southern common stock and $10.90 in cash for each share of Peoples common stock, subject to adjustment based on Peoples’ capital at closing.  Based on the average closing price of $33.13 per share for Southern stock over the 20 trading days prior to the date of the Merger Agreement, the deal is valued at approximately $22.9 million.  As part of the merger, Southern will also assume approximately $6.5 million in subordinated debt and retire $2.9 million in other debt.

The Merger Agreement contains customary representations and warranties from both Southern and Peoples, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time, including, in the case of Peoples, specific forbearances with respect to its business activities, and (2) in the case of Peoples, its non-solicitation obligations relating to alternative acquisition proposals.

The completion of the Merger is subject to customary conditions, including approval of the Merger Agreement by Peoples’ stockholders and the receipt of required regulatory approvals.  In addition, it is a condition to Southern’s obligation to complete the Merger that an exchange transaction by Peoples with the minority shareholders of PBC be consummated.  Assuming consummation of the exchange transaction and completion of the Merger, the minority shareholders of PBC will be entitled to receive the merger consideration payable under the terms of the Merger Agreement. The Merger is expected to be completed in the third quarter of calendar 2014.

The Merger Agreement provides certain termination rights for both Southern and Peoples and further provides that a termination fee of $917,000 will be payable by Peoples upon termination of the Merger Agreement under certain circumstances as specified therein.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties in, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact.  In addition, such representations and warranties (1) will not survive the consummation of the Merger, unless otherwise specified therein, and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.  Accordingly, the Merger Agreement is included with the filing only to provide investors with information regarding the terms of the Merger Agreement and not to provide investors with any other factual information regarding Southern or Peoples, their respective affiliates, or their respective businesses.

Item 7.01  Regulation FD Disclosures

Southern will host a conference call on Friday, February 28, 2014, at 11:00 a.m., central time (12:00 noon, eastern time) to provide supplemental information regarding the proposed transaction in connection with a presentation to analysts and investors.  The slides that will be used in connection with the presentation are attached hereto as Exhibit 99.1. The call will be available live to interested parties by calling 1-888-317-6016 in the United States (Canada: 1-855-669-9657, international: 1-412-317-6016).  Telephone playback will be available one hour following the conclusion of the call, through March 16, 2014.  The playback may be accessed by dialing 1-877-344-7529 (Canada: 1-855-669-9658, international: 1-412-317-0088), and using the conference passcode 10042047.

Except for the historical information contained in this Current Report on Form 8-K and in other reports filed with or furnished to the SEC, in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the matters discussed herein may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from the forward-looking statements, including: the requisite regulatory and shareholder approvals for this acquisition might not be obtained, the exchange transaction involving the minority shareholders of PBC might not be consummated, or other conditions to completion of the transaction might not be satisfied or waived; expected cost savings, synergies and other benefits from Southern's merger and acquisition activities, including this acquisition and Southern’s other recently completed acquisitions, might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; the strength of the United States economy in general and the strength of the local economies in which we conducts operations; fluctuations in interest rates and in real estate values; monetary and fiscal policies of the Board of Governors of the Federal Reserve System and the U.S. Government and other governmental initiatives affecting the financial services industry; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; our ability to access cost-effective funding; the timely development of and acceptance of our new products and services and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors' products and services; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in our market area; legislative or regulatory changes that adversely affect our business; results of examinations of us by our regulators, including the possibility that our regulators may, among other things, require us to increase our reserve for loan losses or to write-down assets; the impact of technological changes; and our success at managing the risks involved in the foregoing. Any forward-looking statements are based upon management’s beliefs and assumptions at the time they are made. We undertake no obligation to publicly update or revise any forward-looking statements or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed might not occur, and you should not put undue reliance on any forward-looking statements.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits:

The following exhibits are being included herewith:

2.1	Agreement and Plan of Reorganization, dated as of February 25, 2014, by and between Southern Missouri Bancorp, Inc., Peoples Service Company and Peoples Banking Company
99.1	Investor Presentation Material

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date: February 27, 2014	By: /s/ Greg A. Steffens Greg A. Steffens President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization, dated as of February 25, 2014, by and between Southern Missouri Bancorp, Inc., Peoples Service Company and Peoples Banking Company
99.1	Investor Presentation Material